EXHIBIT 99.1

Establishment Labs Reports First Quarter 2019 Financial Results

NEW YORK, N.Y., May 15, 2019 (GLOBE NEWSWIRE) – Establishment Labs Holdings Inc. (NASDAQ: ESTA), a medical technology company focused on women’s health, initially in the breast aesthetics and reconstruction market, today announced its financial results for the first quarter ended March 31, 2019.
Business Highlights

•	First quarter 2019 worldwide sales of $20.8 million, representing a year-over-year increase of 40.2%.

•	Continued revenue growth driven by the ongoing strong adoption of Motiva Implants® across addressable markets.

•	Remained on track with U.S. FDA clinical trial.

•	Anticipates full-year 2019 revenue in the range of $80.0 to $84.0 million.

“We are pleased to report a record quarter of sales as we continued to build upon the momentum achieved in 2018,” said Juan José Chacón-Quirós, Chief Executive Officer of Establishment Labs. “It is clear the science behind our differentiated product portfolio makes a significant difference for the surgeon and patient communities we serve, and consequently for our performance. This quarter’s performance reinforces our optimism for the Company’s long-term growth trajectory, and we believe we are well positioned to drive continued sales growth throughout 2019.”
First Quarter 2019 Financial Results
Revenues increased $6.0 million, or 40.2%, to $20.8 million for the first quarter of 2019, as compared to $14.8 million in the same period in 2018. Increased sales of Motiva Implants® were primarily driven by the continued volume growth across addressable markets, alongside the improved average selling prices driven by the Company’s direct market strategy in Brazil and key geographies in Europe.
Gross profit for the first quarter of 2019 was $11.3 million, or 54.2% of revenues, compared to gross profit of $7.9 million, or 53.4% of revenues in the same period in 2018. The increase in gross margin for the first quarter was the result of an increase in production volume and growing direct market revenues with generally higher average selling prices, offset by the amortization related to the fair value of inventory recorded from asset acquisitions from certain distributors during the quarter and in the fourth quarter of 2018.
Total operating expenses for the first quarter of 2019 increased $8.8 million, or 81.9%, to $19.6 million, as compared to $10.8 million in the same period in 2018.
Sales, general and administrative expenses for the first quarter of 2019 increased $7.4 million, or 85.7%, to $16.1 million, as compared to $8.7 million in the same period in 2018, primarily due to an increase in personnel costs as a result of the hiring of additional sales, marketing and administrative employees, as well as expenses related to consultants, marketing activities, freight and insurance.
Research and development expenses for the first quarter of 2019 increased $1.4 million, or 66.9%, to $3.6 million, as compared to $2.2 million in the same period in 2018, primarily due to an increase in personnel costs and investments related to the Company’s pivotal clinical trial in the United States that is required to obtain FDA approval for Motiva Implants®.
Net loss for the first quarter of 2019 was $10.8 million, as compared to a net loss of $6.5 million in the same period in 2018, a result of the Company’s continued growth and investments in operations to support the expected increase in market demand.
The Company’s cash balance as of March 31, 2019 was $43.1 million.
Full Year 2019 Financial Outlook
The company anticipates full-year 2019 revenues in the range of $80.0 to $84.0 million.

Conference Call
Establishment Labs will host a conference call and webcast today at 8:30 a.m. Eastern Time to discuss its financial results. The conference call can be accessed by dialing (877) 376-9925 (U.S. and Canada) or (629) 228-0732 (international), and using the conference ID: 1285788. In addition, the webcast will be available on the Investor Relations section of the Company's website at www.establishmentlabs.com.

A replay of the call will be available starting on May 15, 2019 at 11:30 a.m. Eastern Time, through June 14, 2019 at 11:30 a.m. Eastern Time. To access the replay, dial (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (international) and use the replay conference ID: 1285788. The webcast will be available on the Investor Relations section of the Company’s website for 30 days following the completion of the call.

About Establishment Labs
Establishment Labs Holdings Inc. (NASDAQ: ESTA) is a global medical technology company focused on women’s health, initially in the breast aesthetics and reconstruction market, by designing, developing, manufacturing and marketing an innovative portfolio of silicone gel-filled breast implants, branded as Motiva Implants®, the centerpiece of the MotivaImagine® platform. Motiva Implants® are produced at our two manufacturing sites that are compliant with ISO13485:2016, FDA 21 CFR 820 under the MDSAP program, and are currently commercially available in over 70 countries through exclusive distributors or the Company’s direct salesforce. In March 2018, Establishment Labs received approval for an investigational device exemption (IDE) from the FDA and initiated the Motiva Implant® clinical trial in the United States in April 2018. In addition to Motiva Implants®, Establishment Labs’ product and technologies portfolio includes the Divina® 3D Simulation System, MotivaImagine® Centers and other products and services. Please visit the website for additional information: www.establishmentlabs.com.

Forward – Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this press release, and includes statements related to the expected growth in sales of Motiva Implants, product development, and the PMA clinical trial currently being conducted to obtain approval of Motiva Implants in the U.S. Any statements that refer to projections of our future financial or operating performance, anticipated trends in our business, our goals, strategies, focus and plans, and other characterizations of future events or circumstances, including statements expressing general optimism about future operating results, are forward-looking statements. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented in this report, or that we may make orally or in writing from time to time, are expressions of our beliefs and expectations based on currently available information at the time such statements are made. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Although we believe that our assumptions are reasonable, they are not guarantees of future performance, and some will inevitably prove to be incorrect. As a result, our actual future results may differ from our expectations, and those differences may be material. Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in the Company’s annual report on Form 10-K filed on March 20, 2019, quarterly reports on Form 10-Q, and other filings made by the Company with the Securities and Exchange Commission. The risks included in those documents are not exhaustive, and additional factors could adversely affect our business and financial performance. We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We are not undertaking any obligation to update any forward-looking statements. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.

ESTABLISHMENT LABS HOLDINGS INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue	$20,778	$14,816
Cost of revenue	9,526	6,901
Gross profit	11,252	7,915
Operating expenses:
Sales, general and administrative	16,056	8,648
Research and development	3,584	2,147
Total operating expenses	19,640	10,795
Loss from operations	(8,388)	(2,880)
Interest income	6	4
Interest expense	(2,242)	(2,171)
Change in fair value of derivative instruments	(32)	(1,305)
Change in fair value of contingent consideration	225	(363)
Other income (expense), net	(304)	195
Loss before income taxes	(10,735)	(6,520)
Provision for income taxes	(44)	(10)
Net loss	$(10,779)	$(6,530)

Basic and diluted net loss per share	$(0.53)	$(0.45)
Weighted average outstanding shares used for basic and diluted net loss per share	20,495,671	14,662,092

ESTABLISHMENT LABS HOLDINGS INC.
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	March 31, 2019	December 31, 2018
	(Unaudited)
Assets
Current assets:
Cash	$43,135	$52,639
Accounts receivable, net of allowance for doubtful accounts of $1,022 and $926	20,115	17,648
Inventory	23,752	24,845
Prepaid expenses and other current assets	4,714	4,303
Total current assets	91,716	99,435
Long-term assets:
Property and equipment, net of accumulated depreciation of $5,653 and $5,230	13,202	12,913
Goodwill	465	465
Intangible assets, net of accumulated amortization of $1,410 and $1,213	3,248	3,445
Other non-current assets	325	315
Total assets	$108,956	$116,573
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$5,583	$6,239
Accrued liabilities	6,846	6,125
Other liabilities, short term	4,129	4,083
Total current liabilities	16,558	16,447
Long-term liabilities:
Note payable, Madryn, net of debt discount and issuance costs	23,190	22,322
Madryn put option	4,800	4,768
Other liabilities, long term	3,378	3,551
Total liabilities	47,926	47,088
Total shareholders’ equity	61,030	69,485
Total liabilities and shareholders’ equity	$108,956	$116,573

Investor Relations Contact
Kaitlyn Rawlett
Weber Shandwick
krawlett@webershandwick.com